Exhibit 10.34

DEBT REPAYMENT AGREEMENT

DEBT REPAYMENT AGREEMENT (the “Agreement”), dated as of December 29, 2017, (the “Effective Date), is entered into by and between Rosellini Scientific, LLC, a Texas Limited Liability Company (“Lender”), and Nexeon Medsystems Belgium, SPRL, A Belgium Limited Private Company, (the “Borrower”), located at Rue Bois Saint-Jean 15/1, 4102 Seraing (Liege), Belgium, hereinafter collectively Lender and Borrower be known as (the “Parties”).

RECITALS

WHEREAS, Borrower owes Lender $119,745.95 (the “Loan”), and Lender agrees to accept 142,919 shares of Nexeon MedSystems Inc restricted Common Stock (the “Nexeon Shares”) as repayment in full for the Loan; and

WHEREAS, Borrower desires to settle the Loan in exchange for 142,919 Nexeon Shares;

WHEREAS, The Parties agree the value date used to calculate the currency conversion of the Loan from Euros to U.S. Dollars for the Loan balance and the date used to calculate the Nexeon Shares price per share pursuant to this Agreement shall be November 15, 2017 (the “Value Date”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.  Transfer and Exchange. Subject to the terms and conditions set forth herein, on the Effective Date, Borrower shall assign and transfer all of its rights, title and interest in and to 142,919 Nexeon Shares to Lender, and in exchange Borrower shall agrees the Loan in the amount of $119,745.95 shall be settled and paid in full, with no remaining outstanding balance due or payable by Borrower.

2.  Closing. Subject to the terms and conditions contained in this Agreement, the transfer of the Nexeon Shares contemplated hereby shall take place on the Effective Date at which time Borrower shall deliver to Equity Stock Transfer, LLC instructions to transfer to Lender the Nexeon Shares pursuant to Section 1 herein above, and Borrower shall provide certification the Loan in the amount of $119,745.95 has been settled and paid in full, with no outstanding balance due and payable by Borrower.

3.   Closing Conditions

The obligation of the Parties to sell, transfer, and assign the Transaction Shares pursuant to Section 1 herein above is subject to the satisfaction of the following conditions as of the Effective Date:

A.	the representations and warranties of the Parties herein shall be true and correct on and as of the Effective Date; and

B.	the Parties shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Effective Date; and

C.	the Parties shall have obtained any and all consents, permits, approvals, registrations, and waivers necessary or appropriate for the execution of this Agreement and the consummation of the transactions contemplated hereby.

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4.	Representations, Warranties, and Covenants of Borrower. Borrower hereby represents, warrants, and covenants to Lender as follows:

Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the country of Belgium. Borrower is a wholly-owned subsidiary of Nexeon Medsystems Europe, SARL a Luxembourg Private Limited Company with a principal address 1, rue du Potager , L-2347 Luxembourg, Grand Duchy of Luxembourg. Nexeon Medsystems Europe, SARL is a wholly-owned subsidiary of Nexeon MedSystems Inc, a Nevada Corporation, with a principal address of 1910 Pacific Avenue, Suite 20000, Dallas, TX 75201.

A.	Borrower has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Borrower of this Agreement, the performance by Borrower of its obligations hereunder, and the consummation by Borrower of the transactions contemplated hereby have been duly authorized by all corporate action on the part of Borrower. This Agreement has been duly executed and delivered by Borrower, and (assuming due authorization, execution, and delivery by Lender) this Agreement constitutes a legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

B.	The Nexeon Shares have been duly authorized, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies, and other arrangements or restrictions of any kind (“Liens”), including but not limited to Liens of any applicable taxing authority. Upon consummation of the transactions contemplated by this Agreement, Lender shall own the Nexeon Shares free and clear of any and all Liens.

C.	The execution, delivery, and performance by Borrower of this Agreement do not conflict with, violate or result in the breach of, or create any Lien on the Nexeon Shares pursuant to any agreement, instrument, order, judgment, decree, law, or governmental regulation to which Borrower is a party or is subject or by which the Nexeon Shares are bound, other than State and Federal Securities laws, rules, and regulations.

D.	No governmental, administrative, or other third-party consents or approvals are required by or with respect to the Borrower in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

E.	There are no actions, suits, claims, investigations, or other legal proceedings pending or, to the knowledge of Borrower, threatened against or by Borrower that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

F.	No broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Borrower.

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5.	Representation, Warranties, and Covenants of the Lender. Lender is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas. Lender hereby represents, warrants, and covenants to the Borrower as follows:

A.	Lender has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Lender, and (assuming due authorization, execution, and delivery by Borrower) this Agreement constitutes a legal, valid, and binding obligation of Lender enforceable against Lender in accordance with its terms.

B.	Lender is acquiring the Nexeon Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. lender acknowledges that the Nexeon Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Nexeon Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption there from and subject to state securities laws and regulations.

C.	There are no actions, suits, claims, investigations, or other legal proceedings pending or, to the actual knowledge of Lender, threatened against or by Lender that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated hereby.

D.	No broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Lender.

6.   Legend. The Parties understand that the Nexeon Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE ENACTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

7.  Survival. All representations, warranties, and covenants contained herein shall survive the execution and delivery of this Agreement.

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8.  Indemnification. The Parties hereto shall each indemnify the other and hold each other harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Liens, costs, and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the other resulting from any breach of any representation, warranty, covenant, or agreement made herein or in any instrument or document delivered pursuant hereto.

9.  Further Assurances. Following the Effective Date, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

10.  Confidentiality. Each of the Parties hereto acknowledge and agree that this Agreement is confidential, and no party shall disclose this Agreement or any terms hereof to any third parties, except as may be necessary to obtain advice and counseling from such party’s attorneys, accountants, or financial advisors or as may otherwise be required through legal process.

11.  Expenses. The expenses incurred by Lender pursuant to Lender’s obligations to transfer the Lender Shares outlined in Section 1 shall be paid by the Borrower. All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

12.  Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided for in this Agreement, a Notice is effective only if, (a) upon receipt by the receiving party; and (b) the party giving the Notice has complied with the requirements of this Section 12.

13.  Entire Agreement. This Agreement, including all exhibits and schedules hereto, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties (both written and oral) with respect to such subject matter.

14.  Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Parties may assign any of its rights or obligations hereunder, in whole or in part, to an affiliate of the party without consent of the other party.

15.  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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16.  Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

17.  Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18.  Drafting Party. This Agreement expresses the mutual intent of the Parties, and accordingly any rule of construction against the drafting party will have no application to this Agreement.

19.  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict-of-law provision or rule. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Texas in each case located in the city of Dallas and County of Dallas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

20.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Debt Repayment Agreement to be effective as of the date first above written herein.

ROSELLINI SCIENTIFIC, LLC – LENDER

By;	/s/ William Rosellini
William Rosellini, Manager

NEXEON MEDSYSTEMS BELGIUM, SPRL – BORROWER

By;	/s/ Christopher Miller
Christopher Miller, Chief Financial Officer

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